Exhibit 23.1

KPMG LLP Chartered Accountants PO Box 10426 777 Dunsmuir Street Vancouver BC V7Y 1K3 Canada	Telephone (604) 691-3000 Fax (604) 691-3031 Internet www.kpmg.ca

CONSENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Cardiome Pharma Corp.

We consent to the inclusion in this annual report on Form 40-F of:

•
our auditors’ report dated March 8, 2010 on the consolidated balance sheets of Cardiome Pharma Corp. (the “Company") as at December 31, 2009 and 2008, and the consolidated statements of operations and comprehensive loss, shareholders’ equity and cash flows for the years then ended

•	our Report of Independent Registered Public Accounting Firm dated March 8, 2010 on the Company’s internal control over financial reporting as of December 31, 2009 each of which is contained in this annual report on Form 40-F of the Company for the year ended December 31, 2009.

“SIGNED KPMG LLP”

Chartered Accountants

Vancouver, Canada
March 10, 2010

              KPMG LLP, a Canadian limited liability partnership is the Canadian member firm of KPMG International, a Swiss cooperative.